Exhibit 10.31

Special Terms and Conditions

Capital One Credit Cards - 03/21/06

SPECIAL TERMS AND CONDITIONS

These Special Terms and Conditions, including the description of the Capital One Services, Inc., Publisher Program provided through Commission Junction, (collectively the Agreement) is a legally binding agreement between you and Capital One Services, Inc. and its participating Publishers (collectively “Capital One” or “we”). By registering for and participating in the Capital One Publisher Program (the “Program”) through Commission Junction, you acknowledge that you have read the terms of this Agreement and agree to be bound by this Agreement.

Once you are accepted into the Program, your participation in the Program is governed by this Agreement and by your Publisher Service Agreement with Commission Junction. Even after you are accepted into the Program, we may determine (in our sole discretion) that your website is unsuitable for the Program and terminate this Agreement for any reason upon seven (7) days notice.

I. Your Obligations.

A. Eligibility. To be eligible to be a Capital One Publisher, you must operate a web site and not one or more subscription newsletters, be approved by Capital One and your website must not in our sole discretion: (a) mislead others; (b) operate or utilize a Website or e-mail link to Websites that contain or promote, any of these types of content: libelous, defamatory, obscene, abusive, violent, bigoted, hate-oriented, illegal, cracking, hacking or warez, content targeted at children, or the offer of any illegal good or service, or link to a Web site(s) that do so; (c) engage in the sale or promotion of pornography, tobacco, gambling, or any illegal activity or the disparagement of any individual group on the basis of age, color, national origin, race, religion, gender, sexual orientation or physical or mental handicap or targeted at person’s under the age of 18; (d) engage in spamming, indiscriminate advertising or unsolicited commercial e-mail; and/or (e) have been terminated from the Capital One Publisher Program. You remain solely responsible for the content of your Website.

B. Advertisements. You may only use the banner advertisements, button links, text links to our Website and/or other advertisements promoting Capital One products (Advertisements) that are provided through Commission Junction. You may not modify the Advertisements without Capital One’s prior written consent. You may not include price information in your descriptions. Each link connecting users of your Website to our Website shall not alter the look, feel or functionality of our Website.

C. Prohibited Activities. You shall not undertake or engage in the following practices, and any violation of this Section shall be deemed a material breach of this Agreement: (i) use or otherwise incorporate the words Capital One or variations or misspellings in the domain name(s) of your Website(s); (ii) modify or alter Capital One’s Website in any way; (iii) make any representations, either express or implied, or create an appearance that a visitor to your Site is visiting Capital One’s Website; e.g., “framing” the Capital One Website; (iv) use pop-under advertisements to advertise Capital One (i.e., ads that appear under the current browser window; (v) use any mark, name or domain name of any type which is confusingly similar to Capital One or other Capital One trademarks, or (vi) alter the promotional materials provided to You by Capital One or use other promotional materials or language without first receiving written authorization from Capital One; or (vi) send any e-mail advertising any Capital One product.

D. Privacy Policy. You will develop and maintain a privacy policy which shall accurately describe the information collection and use practices of your website, including but not limited to, the type of information collected, how the information is collected and used, and with whom the information is shared. You will also describe any information that is collected on your Website by any third party, including Commission Junction. Your Website must have a prominent link to your privacy policy.

E. Public Announcement. You may not mention Capital One in a press release or other public statement (other than the Advertisements) unless you have received prior written approval from Capital One.

II. Our Obligations.

Advertisements. We will use commercially reasonable efforts to present accurate information but we cannot guarantee the availability or terms of any particular credit card. We have the right to accept or reject any applicant for a credit card for any reason.

III. Compensation.

You will be paid the commission rate specified on the Commission Junction Network for each “Sale” generated from Your Website. A “Sale” shall be defined on Capital One’s Detail Page. Any change in the compensation rate will be communicated by Capital One either through an e-mail or a posting on the Commission Junction Website. Capital One shall pay you all fees due under this Agreement through Commission Junction. You agree that when we pay Commission Junction each month the full amount of your earned compensation, that for purposes of this Agreement we have paid you.

IV. Intellectual Property.

A. Non-Exclusive Limited License and Use of Capital One Logos and Trademarks. Capital One grants you a non-exclusive, non-transferable, revocable right without the right to sublicense to (i) access Capital One’s Website through links solely in accordance with the terms of this Agreement and the Commission Junction Publisher Service Agreement, and (ii) solely in connection with such links or other activities as authorized under this Agreement, to use Capital One’s logos, trade names, trademarks, service marks and similar identifying material (collectively Capital One Licensed Materials), solely for the purpose of promoting Capital One’s products and services on Your Website(s) through advertising and links. You may not alter, modify or change the Capital One Licensed Materials in any way, and you are only entitled to use the Capital One Licensed Materials. No right, property, or interest in any Capital One Licensed Materials owned by Capital One or any of its Publishers is intended to be given to or acquired by you by the execution of or the performance of this Agreement.

B. Non-Exclusive Limited License and Use of Your Logos and Trademarks. You grant Capital One a non-exclusive, non-transferable, revocable right to use and display Your logos, trade names, trademarks, service marks and similar identifying material (collectively Publisher Licensed Materials), solely for the purposes contemplated under this Agreement, including allowing Capital One to list your name and trademark as an Publisher in the Program on our Website. Capital One may not alter, modify or change the Publisher Licensed Materials in any way. No right, property, license, or interest in any Publisher Licensed Materials owned by you is intended to be given to or acquired by Capital One by the execution of or the performance of this Agreement.

C. Use of Licensed Materials. You will not use the Capital One Licensed Materials in any manner that is disparaging or that otherwise portrays Capital One in a negative light. You will not create, publish, distribute or permit any written material that makes reference to Capital One, without first submitting such material to us and receiving Capital One’s written consent. Capital One reserves all of its rights in the Capital One Licensed Materials, and all other intellectual property rights. Capital One may revoke Publisher’s license by giving notice in accordance with the provisions of Commission Junction Publisher Service Agreement.

D. Proprietary Property. All intellectual or proprietary property and information, supplied or developed by Capital One shall be and remain the sole and exclusive property of Capital One. Upon termination of this Agreement, you shall return to Capital One any and all such property and information.

V. Term and Termination.

The term of this Agreement will begin upon acceptance of your Program application (the Effective Date) and shall remain effective, unless sooner terminated as provided herein, for an initial term of one (1) year from the Effective Date. After the initial term, this Agreement will automatically renew for successive one-year periods. Either party may terminate this Agreement at any time and for any reason upon 7 days’ prior written notice to the other party. We may immediately terminate the Agreement if we terminate our Program facilitated by Commission Junction or if you violate your obligations under this Agreement or the Commission Junction Publisher Service Agreement. Within 2 days of termination of this Agreement, you will stop displaying all Capital One Advertisements or other references to Capital One or its affiliates.

VI. Your Representations and Warranties.

You hereby represent and warrant to us that: (i) you have duly and validly executed this Agreement and it constitutes your legal, valid, and binding obligation, enforceable against you in accordance with its terms; (ii) your Website complies with your Obligations described in Section 2 above, including, but not limited to, your obligations regarding eligibility, advertising, privacy and e-mail; (iii) the execution, delivery, and performance by you of this Agreement and the consummation by you of the transactions contemplated hereby will not, with or without the giving of notice, the lapse of time, or both, conflict with or violate (a) any provision of law, rule, or regulation to which you are subject,(b) any order, judgment, or decree applicable to you or binding upon your assets or properties, (c) any provision of your by-laws or certificate of incorporation if applicable, or (d) any agreement or other instrument applicable to you or binding upon your assets or properties; (iv) no consent, approval, or authorization of, or exemption by, or filing with, any governmental authority or any third party is required to be obtained or made by you in connection with the execution, delivery, and performance of this Agreement or the taking by you of any other action contemplated hereby; and (v) there is no pending or, to the best of your knowledge, material threatened claim, action, or proceeding against you, or any subsidiary or Publisher of yours, with respect to the execution, delivery or consummation of this Agreement, or with respect to your trademarks, and, to the best of your knowledge, there is no basis for any such claim, action, or proceeding.

VII. Disclaimers.

Capital One makes no express or implied warranties or representations with respect to the Program or products or services offered through the Program (including, without limitation, warranties of fitness, merchantability, noninfringement, or any implied warranties arising out of course of performance, dealing, or trade usage). In addition, Capital One makes no representation that the operation of its Website will be uninterrupted or error free, and Capital One will not be liable for the consequences of any interruptions or errors. Capital One will not, and is not obligated to, make any representations, warranties, or other statements concerning you, your website, any of your products or services, or your website policies, except as provided in the Advertisements.

VIII. Indemnification.

You agree to indemnify, defend and hold harmless Capital One and our parents, subsidiaries, Publishers, successors and assigns from any and all losses, liabilities, damages, actions, claims, expenses, and costs including, without limitation, reasonable attorneys’ fees, which result or arise from or related to the development, operation, maintenance, and contents of your Website or your negligence or breach of this Agreement.

IX. General Provisions

A. Independent Parties. Nothing contained herein shall imply any partnership, joint venture or agency relationship among the parties, and no party shall have the power to obligate or bind another party in any manner whatsoever, except to the extent herein provided.

B. Binding Effect. This Agreement shall inure to the benefit of and be binding upon the parties hereto and their respective successors and assigns. Nothing in this Agreement, expressed or implied, is intended to confer on any person other than the parties hereto or their respective successors and assigns, any rights, remedies, obligations or liabilities under or by reason of this Agreement.

C. Confidentiality. You shall maintain the confidentiality of all information provided to you by Capital One or Commission Junction and protect the confidentiality of this information with the same degree of care as you use for your own confidential and proprietary information. You shall not disclose such information to any third party. Information is defined as written, graphic or electromagnetic forms, models or samples, including without limitation, business information, financial data and marketing data (including the number of click-throughs, number of applications or accounts generated, description of products offered and similar types of information).

You shall protect and keep confidential all nonpublic personal information about or pertaining to Capital One’s customers disclosed by Capital One. For purposes of this Section, nonpublic personal information shall have the same meaning as that term is defined in the Gramm-Leach-Bliley Act, Title V, and applicable regulations thereto (GLB Act). In the event that you do come to possess nonpublic personal information, you shall collect, use, and disclose such personal information only in accordance with the terms of the Agreement and for the purpose of performing its obligations under the Agreement. During the term of the Agreement, you shall not retain such personal information unless you have a specific business purpose to retain it, which purpose is set forth in or clearly implied by the Agreement. Within 10 days after termination of the Agreement, you shall destroy such personal information or return it to Capital One, at Capital One’s option.

Unless prohibited elsewhere in this Agreement, You may disclose such personal information to your affiliates for the sole purpose of facilitating the performance of their duties and obligations under this Agreement, but you may not disclose such personal information to another party unless such disclosure is (i) allowed by the GLB Act and consented to by Capital One, or (ii) compelled by law, in which case you will provide prior notice of such disclosure to Capital One.

You represent and warrant that you have, and will continue to have for so long as you retain nonpublic personal information about Capital One’s customers, adequate administrative, technical, and physical safeguards (i) to insure the security and confidentiality of customer records and information, (ii) to protect against any anticipated threats or hazards to the security or integrity of such records, and (iii) to protect against unauthorized access to or use of such records or information which could result in substantial harm or inconvenience to any customer.

Subject to the reasonable security restrictions imposed by you and upon reasonable notice, Capital One and its representatives may have access to your personnel, books, files and affairs of during normal business hours at your offices as is reasonably necessary for Capital One to obtain all information concerning compliance by you with the terms of this Agreement. You shall at all times keep proper books and records of account, and shall maintain records and information sufficient to show its compliance with the terms of this Agreement, for at least two years following the termination date.

D. Data Ownership. Capital One and you shall co-own any information provided by you to either Capital One or Commission Junction. You expressly authorize Commission Junction to share with us any data you provide to them. Capital One shall solely own any data that we provide to you.

E. Modification. Capital One may modify any of the terms and conditions contained in this Agreement, at any time in its sole discretion, upon 7 days written notice. You will be notified of any modification by Capital One through Commission Junction prior to the effective date of the modification. Modifications may include, but are not limited to changes in the rate of compensation, payment procedures, term, and Program rules. If any modification is unacceptable to you, your sole recourse is to terminate this Agreement. Your continued participation in the Program following notification to you of such modification will constitute binding acceptance of the change.

F. Notices and Approvals. You shall send any notice or request for approval to us at creditcardaffiliates@capitalone.com.

G. Non-exclusive. You understand that this Agreement is not exclusive and we may at any time (directly or indirectly) solicit customer referrals on terms that may differ from those contained in this agreement or operate Websites that are similar to or compete with your Website.

H. Limitation of Liability. Capital One shall not have any liability hereunder for any indirect, special, punitive or consequential damages including, without limitation, any loss of revenue, profits, data, or business opportunities arising in connection with this Agreement or the Program, whether or not we knew or should have known that such damages might be incurred. Furthermore, our aggregate liability to you with respect to this Agreement and the Program will not exceed the total compensation paid or payable to you under this Agreement.

I. Choice of Law. This Agreement is governed by the laws of the State of Delaware (USA), except for its conflict of law provisions. A party that primarily prevails in an action brought under this Agreement is entitled to recover from the other party its reasonable attorneys fees and costs.